UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  200549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 7, 2005

New Horizons Worldwide, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-17840	22-2941704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 S. State College Blvd., Suite 200, Anaheim, CA		92806
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (714) 940-8000

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.              Entry into a Material Definitive Agreement.

Series A Stock Purchase Agreement

On February 7, 2005, New Horizons Worldwide, Inc. entered into the Series A Stock Purchase Agreement (the “Purchase Agreement”) with Camden Partners Strategic Fund III, L.P. and Camden Partners Strategic Fund III-A, L.P. (together, the “Funds” and each, a “Fund”), to issue and sell in an offering (the “Offering”) exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), 1,600,000 shares of its Series A Convertible Preferred Stock, without par value (the “Preferred Shares”), at a per share price of $3.75, for an aggregate offering price of $6,000,000.  The Preferred Shares were issued on February 8, 2005 (the “Closing Date”).  Each Preferred Share is convertible into one share of the Company’s common stock, par value $.01 per share (“Common Stock”), subject to adjustment as set forth in the Certificate of Designation, Preferences and Rights of Series A Preferred Convertible Stock of the Company filed with the Secretary of State of the State of Delaware (the “Certificate”), dated as of February 7, 2005.  The net proceeds of the Offering will be used for working capital and other general corporate purposes.  Pursuant to the Purchase Agreement, the Company has agreed to indemnify the Funds for breaches of representations, warranties and covenants contained in the Purchase Agreement and the other agreements relating to the Offering described below.  The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement filed as Exhibit 10.1 to this Form 8-K.

Stockholders’ Agreement

In connection with the Offering, the Company entered into a Stockholders’ Agreement with the Funds, dated as of the Closing Date (the “Stockholders’ Agreement”).  Pursuant to the Stockholders’ Agreement and the Certificate, the Funds, as holders of the Preferred Shares, are entitled to vote as a separate class for the election of one Director of the Company (the “Series A Director”) for so long as at least fifty percent (50%) of the Preferred Shares issued on the Closing Date remain outstanding.  The holders of a majority of the Preferred Shares are entitled to designate the person to be elected to serve as the Series A Director (the “Series A Director Designee”).  All other Directors of the Company will be elected by holders of Common Stock and the holders of the Preferred Shares voting as a single class, with each Preferred Share entitled to that number of votes equal to the number of full shares of Common Stock into which such Preferred Share is then convertible multiplied by 0.8260.  The Stockholders’ Agreement also provides for the Series A Director to be appointed to certain Board committees and provides that the Funds have board observation rights in addition to their ability to elect the Series A Director.  Pursuant to the Stockholders’ Agreement, each Fund has granted to the Company a right of first refusal with respect to the transfer of its Preferred Shares.  In addition, the Company has granted the Funds preemptive rights with respect to future issuances of equity securities by the Company, subject to customary exceptions.  The foregoing description of the Stockholders’ Agreement is qualified in its entirety by reference to the full text of the Stockholders’ Agreement filed as Exhibit 10.2 to this Form 8-K.

Registration Rights Agreement

Also in connection with the Offering, the Company has agreed, pursuant to a Registration Rights Agreement with the Funds, dated as of February 8, 2005 (the “Registration Rights Agreement”), to register the resale of the shares of Common Stock issuable upon conversion of the Preferred Shares under the Securities Act under certain circumstances.  These rights include two opportunities to require registration by the Company, as well as the right to participate in other registrations initiated by the Company or other stockholders.  The Registration Rights Agreement provides for customary indemnifications between the Company and the Funds.  The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement filed as Exhibit 10.3 to this Form 8-K.

Second Amendment to Credit Agreement

Effective February 8, 2005, the Company also amended its Credit Agreement, dated February 27, 2003, as amended (the “Credit Facility”), among the Company and Wells Fargo, N.A., as administrative agent for the lenders (“Wells Fargo”), by entering into the Second Amendment to Credit Agreement (the “Amendment”).  The Amendment terminated the revolving portion of the Credit Facility, which had no outstanding commitments.  The term portion of the Credit Facility remains in effect with a maturity date extended to August 15, 2005.  As amended, the Credit Facility does not require the Company to prepay any indebtedness under the Credit Facility with any of the proceeds received in the Offering; provided that the Company uses such proceeds in accordance with the terms of the Amendment.  In addition, the Amendment deletes certain financial covenants under the Credit Facility, modifies the minimum quarterly adjusted EBITDA covenant and requires the Company to maintain a certain amount of cash in an account at Wells Fargo.  The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment filed as Exhibit 4.1 to this Form 8-K.

Employment Agreement

On February 7, 2004, the Company entered into a letter agreement with Jeffrey S. Cartwright which was amended on February 10, 2005 (the “Employment Agreement”). The Employment Agreement confirms the principal terms of Mr. Cartwright’s employment as the Company’s Senior Vice President, Finance, and Chief Financial Officer as disclosed below.  The material terms of the Employment Agreement provide that Mr. Cartwright is to receive an annual salary of $215,000 for his services as the Company’s Senior Vice President, Finance, and Chief Financial Officer during 2005.  The Employment Agreement also provides that Mr. Cartwright’s salary will be increased to a minimum of $225,000 upon the one-year anniversary of his employment with the Company.  In addition to salary, the Employment Agreement provides that Mr. Cartwright will receive a $50,000 cash signing bonus, and is eligible to receive an annual cash bonus for 2005 under the Company’s bonus arrangement with certain executive officers described in the Company’s Current Report on Form 8-K, dated January 12, 2005.  Under his bonus arrangement, Mr. Cartwright will receive a 2005 bonus of $107,500 if the Company achieves a specified amount (the “Target”) of consolidated earnings before interest and taxes (“EBIT”) for 2005, which the Compensation Committee of the Board of Directors (the “Committee”) approved on January 12, 2005.  For every 10% increment that the Company’s EBIT exceeds the Target, the 2005 bonus amounts for Mr. Cartwright will increase by 25%; provided, however, that the maximum bonuses payable to Mr. Cartwright will not exceed twice the amount of his bonus for achieving the Target EBIT.   In the event the Company’s EBIT falls short of the Target by no more than 5%, Mr. Cartwright will receive 62.5% of his bonus amount.  If the Company’s EBIT falls short of the Target by more than 5% but no more than 10%, Mr. Cartwright will receive 25% of his bonus.  Mr. Cartwright will not receive a bonus if the Company’s EBIT falls short of the Target by more than 10%.  The Committee has the authority to determine the actual performance against the Target.  It also has the discretion to adjust the bonuses that otherwise might be payable to Mr. Cartwright based on unforeseen events or other circumstances as it deems appropriate.  In addition, the Employment Agreement provides that Mr. Cartwright will receive a stock option grant for 50,000 shares of Common Stock pursuant to a stock option agreement, which is described below.

Mr. Cartwright is further entitled to participate in all benefit plans and programs which are made available to the executive officers of the Company in accordance with their terms, including two weeks of paid vacation and payment of all premiums under various insurance plans maintained by the Company. In the event the Company and Mr. Cartwright determine that he should relocate to Orange County, California, the Company further agreed to pay certain expenses incurred by Mr. Cartwright in connection with his relocation and provide certain financial incentives to sell his current residence and purchase a new residence in Orange County, California.

In the event Mr. Cartwright’s employment is terminated without cause, he is entitled to continuation of his salary for six (6) months.  The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement filed as Exhibit 10.4 to this Form 8-K.

Stock Option Agreement

In connection with Mr. Cartwright’s appointment as the Company’s Senior Vice President, Finance, and Chief Financial Officer as disclosed below, the Company entered into a stock option agreement with Mr. Cartwright pursuant to which the Company granted Mr. Cartwright options to purchase 50,000 shares of Common Stock (the “Stock Option”).  The terms of the stock option agreement entered into between the Company and Mr. Cartwright are identical to that which the Company customarily enters into with its employees, and the form of such agreement is incorporated herein by reference to Exhibit 10.3 to the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 15, 2004 (the “Stock Option Agreement”).  The Stock Option Agreement provides that the Stock Option will vest in four (4) equal installments on each of the next four anniversaries of the date of grant.  The Stock Option Agreement also provides that the Stock Option will be exercisable for ten (10) years from the date of grant and will vest immediately in the event of a change of control of the Company.  The foregoing summary of the material features of the Stock Option Agreement is qualified in its entirety by reference to the Stock Option Agreement.

Section 3 — Securities and Trading Markets

Item 3.02.              Unregistered Sales of Equity Securities.

On February 8, 2005, the Company closed the Offering of the Preferred Shares to the Funds pursuant to the Purchase Agreement at a per share price of $3.75, for an aggregate offering price of $6,000,000.  The issuance of the Preferred Shares was made in reliance on the exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act, on the basis that the Preferred Shares were not offered and sold in a public offering, and were offered and sold only to “accredited investors” as the term is defined in Rule 501 of Regulation D.

As provided in the Certificate, the Preferred Shares are entitled to receive cumulative quarterly dividends at an initial rate of 6% per annum on the last day of March, June, September and December of each year, commencing March 31, 2005.  The dividend rate will increase to 8% per annum on the third and remain in effect until the fourth anniversary of the date of issuance of the Preferred Shares, depending upon the performance of the Company’s Common Stock.  On the fourth anniversary of the date of issuance, the dividend rate will increase to 12% per annum.  Dividends may, at the option of the Company, be paid in (i) cash, (ii) additional Preferred Shares valued at the volume weighted average trading price of the Company’s Common Stock for the last twenty (20) trading days prior to dividend as reported on Nasdaq National Market (“Quarterly Trading Price”) or (iii) a combination thereof; provided that if the Quarterly Trading Price is less than $3.00 per share or greater than $4.25 per share (each such share price subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Common Stock) the Dividends shall be paid in cash.  If and to the extent the payment of a quarterly dividend in additional Preferred Shares would, when added to the number of shares of Common Stock into which the Preferred Shares are then convertible, exceed the number of shares then permitted to be issued without stockholder approval in violation of applicable Nasdaq rules, such quarterly dividend shall be paid in cash unless the Company obtains such stockholder approval with respect to the issuance of such additional shares of Preferred Shares.

The Preferred Shares are convertible at any time, at the option of each holder of Preferred Shares, into fully paid and non-assessable shares of Common Stock.  Initially, the conversion rate is one share of Common Stock for one Preferred Share.  However, the conversion rate is subject to adjustment upon the occurrence of certain events, including a reorganization, consolidation or merger of the Company, as well as the issuance by the Company of Common Stock after the Closing Date at a per share price of less than $3.75.  Notwithstanding the foregoing, the Company is not obligated to issue any shares of Common Stock upon conversion of the Preferred Shares if and to the extent the issuance of such shares of Common Stock would exceed the number of shares then permitted to be issued without stockholder approval, if and as required by applicable Nasdaq rules, except that such limitation will not apply in the event that the Company obtains the approval of its stockholders, if and as required by applicable Nasdaq rules.

The Preferred Shares are not subject to mandatory or optional redemption by the Company.

At any time after February 7, 2007, the Company may convert all the Preferred Shares into shares of Common Stock at the then-applicable conversion price; provided that the Common Stock meets certain requirements with respect to trading volume and price on Nasdaq or such other principal exchange and there is then in effect a registration statement permitting the resale of the Common Stock received upon conversion of the Preferred Shares.  At any time after February 7, 2009, the Company may convert fifty percent (50%) of the Preferred Shares into shares of Common Stock at the then-applicable conversion price; provided that the Common Stock meets a certain requirement with respect to its trading price on Nasdaq or such other principal exchange and there is then in effect a registration statement permitting the resale of the Common Stock received upon conversion of the Preferred Shares.  The Company may convert all Preferred Shares not previously converted any time after February 7, 2011; provided that the Common Stock meets a certain trading price requirement on Nasdaq or such other principal exchange and there is then in effect a registration statement permitting the resale of the Common Stock received upon conversion of the Preferred Shares.

As disclosed in Item 1.01 above, for so long as at least fifty percent (50%) of the Preferred Shares issued on the Closing Date remain outstanding, the holders thereof shall be entitled to elect, at a meeting of such stockholders or by written consent in lieu thereof, the Series A Director Designee as the Series A Director.  The Series A Director will not serve a classified term with the directors elected by the holders of Common Stock together with the holders of any other class or series of capital stock entitled to vote thereon.  In addition, holders of the Preferred Shares are entitled to vote with the Common Stock as a single class at stockholders’ meetings, with each Preferred Share entitled to that number of votes equal to the number of full shares of Common Stock into which such Preferred Share is then convertible multiplied by 0.8260.

Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the Preferred Shares shall be entitled to receive before any distribution or payment is made upon any Common Stock or any other class or series of stock ranking junior to the Preferred Shares as to distribution of assets upon liquidation, an amount per share equal to $3.75, plus any accrued but unpaid dividends.

Item 3.03.              Material Modification to Rights of Security Holders.

As described in Items 1.01 and 3.02 of this Current Report on Form 8-K, on February 7,  2005, the Company issued the Preferred Shares in the Offering on the Closing Date.  The rights of the Common Stock have been materially limited by the issuance of the Preferred Shares.  The general effect of the issuance of the Preferred Shares upon the rights of the holders of the Common Stock is more fully described in the Certificate and in Items 1.01 and 3.02 above, which descriptions are incorporated herein by reference.  Such descriptions are qualified in their entirety by reference to the copy of the Certificate filed as Exhibit 4.2 to this Form 8-K.

Section 5 — Corporate Governance and Management

Item 5.02.              Appointment of Principal Officer; Election of Director.

On February 7, 2005, the Company appointed Jeffrey S. Cartwright, age 42, as Senior Vice President, Finance, and Chief Financial Officer.  There are no arrangements or understandings between Mr. Cartwright and any other person pursuant to which he was selected to serve as an officer of the Company.  Mr. Cartwright entered into the Employment Agreement and the Stock Option Agreement in connection with his appointment.  The descriptions of the Employment Agreement and Stock Option Agreement set forth above in Item 1.01 of this Form 8-K are incorporated into this Item 5.02(c) by reference.

Mr. Cartwright previously served as treasurer of SOLA International, Inc., a NYSE-listed company with over $650 million in revenue.  He joined SOLA in 1999 and during his employment with the company also served as interim controller and director of investor relations.  From 1996 to 1999, Mr. Cartwright served as director of financial reporting, investor relations and corporate communications for Borg-Warner Security Corporation, a $2 billion NYSE-listed company.  He has also held key finance positions in treasury, financial reporting and financial planning with Emerson Electric Co., a Fortune 100 company.  Mr. Cartwright earned an MBA from the University of Chicago in 1991 and received a Bachelor of Arts from Michigan State University in 1985.

On the Closing Date, the Funds elected David L. Warnock to serve as a Director of the Company.

Mr. Warnock, CFA, is a founding partner of Camden Partners Holdings, LLC (and its predecessor Cahill, Warnock & Company, LLC) an asset management firm established to make private equity investments.  Prior to founding Camden Partners Holdings, LLC in 1995, Mr. Warnock had been employed from 1983 through 1995 at T. Rowe Price Associates.  He was the President of T. Rowe Price Strategic Partners and T. Rowe Price Strategic Partners II, private equity partnerships.  Mr. Warnock was also an Executive Vice President of the T. Rowe Price New Horizons Fund.

Mr. Warnock serves on the boards of directors of Nobel Learning Communities, Inc., Touchstone Applied Science Associates, Concorde Career Colleges, Inc., Environmental Safeguards, Inc., CardSystems Solutions, Inc. and Bridges Learning Systems.  He also served, through February 2004, on the boards of directors of Blue Rhino Corp. and QC Holdings.  Mr. Warnock is Chairman of the boards of directors of Calvert Education Services and the Center for Fathers, Families and Workforce Development.  He is also on the board of directors of the National Alliance to End Homelessness and the Calvert School.

Mr. Warnock was elected to the Board of Directors in accordance with the Certificate and the Stockholders’ Agreement described in Items 1.01 and 3.02 of this Form 8-K.  The Certificate and Stockholders’ Agreement provides that the holders of a majority of the Preferred Shares are entitled to designate and elect an individual to be elected or appointed to serve as the Series A Director, with such person initially being Mr. Warnock.  On the Closing Date, the Board of Directors appointed Mr. Warnock to serve as a member of the Audit Committee and the Governance Committee of the Board of Directors.  In connection with Mr. Warnock’s appointment, David A. Goldfinger resigned from the Audit Committee of the Board of Directors, but will continue to serve as Director.

Mr. Warnock is a managing member of Camden Partners Strategic III, LLC (“CPS III”).  CPS III is the general partner for each of the Funds, which were the initial purchasers of the Preferred Shares.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the transaction described in Item 1.01 and 3.02 of this Current Report on Form 8-K, on February 7,  2005, the Company filed the Certificate with the Secretary of State of the State of Delaware, which establishes the rights, preferences, restrictions and other matters relating to the Preferred Shares.  A copy of the Certificate is filed as Exhibit 4.2 to this Form 8-K.

The terms of the Certificate are more fully described in Item 1.01 and Item 3.02 above, which descriptions are incorporated herein by reference.  Such descriptions are qualified in their entirety by reference to the copy of the Certificate filed as Exhibit 4.2 to this Form 8-K.

Section 9 - Financial Statements and Exhibits

Item 9.01.              Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description

4.1	Second Amendment to Credit Agreement, dated February 7, 2005, to the Credit Agreement between the Company and Wells Fargo Bank, N.A.

4.2	Certificate of Designation, Preferences and Rights of Series A Preferred Convertible Stock of the Company, dated February 7, 2005.

4.3	Specimen certificate of the Series A Convertible Preferred Stock of the Company.

10.1	Series A Stock Purchase Agreement, dated as of February 7, 2005, by and among the Company, Camden Partners Strategic Fund III, L.P. and Camden Partners Strategic Fund III-A, L.P.

10.2	Stockholders’ Agreement, dated as of February 8, 2005, by and among the Company, Camden Partners Strategic Fund III, L.P. and Camden Partners Strategic Fund III-A, L.P.

10.3	Registration Rights Agreement, dated as of February 8, 2005, by and among the Company, Camden Partners Strategic Fund III, L.P. and Camden Partners Strategic Fund III-A, L.P.t

10.4	Letter Agreement, dated February 7, 2005, between the Company and Jeffrey S. Cartwright, as amended February 10, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW HORIZONS WORLDWIDE, INC.

Date	February 11, 2005
		By	/s/ Thomas J. Bresnan
Thomas J. Bresnan
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Amendment to Credit Agreement, dated February 7, 2005, to the Credit Agreement between the Company and Wells Fargo Bank, N.A.

4.2	Certificate of Designation, Preferences and Rights of Series A Preferred Convertible Stock of the Company, dated February 7, 2005.

4.3	Specimen certificate of the Series A Convertible Preferred Stock of the Company.

10.1	Series A Stock Purchase Agreement, dated as of February 7, 2005, by and among the Company, Camden Partners Strategic Fund III, L.P. and Camden Partners Strategic Fund III-A, L.P.

10.2	Stockholders’ Agreement, dated as of February 8, 2005, by and among the Company, Camden Partners Strategic Fund III, L.P. and Camden Partners Strategic Fund III-A, L.P.

10.3	Registration Rights Agreement, dated as of February 8, 2005, by and among the Company, Camden Partners Strategic Fund III, L.P. and Camden Partners Strategic Fund III-A, L.P.

10.4	Letter Agreement, dated February 7, 2005, between the Company and Jeffrey S. Cartwright, as amended February 10, 2005.

E-1